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                                                                   Exhibit 23(i)



                         Independent Auditors' Consent



     The Board of Directors
     National Bankshares, Inc.:


     We consent to the use of our report included herein and to the reference to our firm under the heading of "Experts" in the joint Prospectus/Proxy Statement. We also consent to the references to our firm under the headings "SUMMARY-Certain Federal Income Tax Consequences," "THE MERGER-Certain Federal Income Tax Consequences" and "Tax Opinion" in the joint Prospectus/Proxy Statement and to the filing of the tax opinion as an exhibit to the Registration Statement on Form S-4.



                                    KPMG PEAT MARWICK LLP


     Roanoke, Virginia
     February 26, 1996